EXHIBIT 23.6

                               ARTHUR ANDERSEN LLP









               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent certified public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



West Palm Beach, Florida,
September 19, 1996.